Exhibit 5.1


[LETTERHEAD OF WILMER CUTLER PICKERING HALE AND DORR LLP]



January 12, 2005

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880


Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 10,894,994 shares of Common Stock, $0.0001 par value per share (the "Shares"), of Franklin Street Properties Corp., a Maryland corporation (the "Company"), issuable pursuant to the Agreement and Plan of Merger, dated August 13, 2004, by and among the Company, Montague Acquisition Corp., Addison Circle Acquisition Corp., Royal Ridge Acquisition Corp. and Collins Crossing Acquisition Corp., each a Delaware corporation and wholly-owned subsidiary of the Company, and FSP Montague Business Center Corp., FSP Addison Circle Corp., FSP Royal Ridge Corp. and FSP Collins Crossing Corp., each a Delaware corporation (the "Merger Agreement").

      We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

Franklin Street Properties Corp.
January 12, 2005
Page 2


      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation (after the date of the prospectus which forms a part of the Registration Statement) to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP



By: /s/ Kenneth A. Hoxsie
    ------------------------------
    Kenneth A. Hoxsie, a Partner